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                            SELECTED HISTORICAL AND
                      PRO FORMA CONSOLIDATED FINANCIAL AND
                         OTHER DATA OF CENTURY ALUMINUM

     The following table presents selected historical and pro forma financial and other data of Century Aluminum for the periods indicated. The selected historical financial data for and as of the end of each of the years in the three-year period ended December 31, 2000 is derived from our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000 which have been audited by Deloitte & Touche LLP. The selected historical financial data for and as of the end of each of the years in the two-year period ended December 31, 1997 is derived from our audited consolidated financial statements. Our historical results of operation include the results from our rolling and fabrication businesses until their sale in September 1999 and the results from our additional interest in the Mt. Holly facility since its acquisition in April 2000, but do not include any results for our 80% interest in the Hawesville, Kentucky, aluminum reduction facility, which we will acquire as a result of our acquisition of NSA, Ltd. Accordingly, these results are not indicative of our current business. The selected pro forma consolidated financial and other data is derived from the "Unaudited Pro Forma Consolidated Financial Data" of Century Aluminum included in our current report on Form 8-K dated March 12, 2001. The pro forma consolidated financial data has been prepared for illustrative purposes only and does not purport to represent what our results of operations or financial condition would actually have been had the transactions described in "Unaudited Pro Forma Consolidated Financial Data" in fact occurred as of the dates specified. The information provided below should be read in conjunction with our audited consolidated financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2000.

                                                                                        PRO FORMA
                                                                                        YEAR ENDED
                                            YEAR ENDED DECEMBER 31,                    DECEMBER 31,
                             ------------------------------------------------------    ------------
                               1996        1997       1998     1999(1)     2000(2)       2000(3)
                             --------    --------   --------   --------    --------    ------------
                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
  Total net sales..........  $688,879    $720,988   $650,258   $566,276    $428,597      $773,981
  Cost of goods sold(4)....   636,486     691,887    611,796    572,921     396,139       696,417
                             --------    --------   --------   --------    --------      --------
  Gross profit (loss)......    52,393      29,101     38,462     (6,645)     32,458        77,564
  Selling, general and
     administrative
     expenses..............    18,614      17,948     19,246     18,884      13,931        25,591
                             --------    --------   --------   --------    --------      --------
  Operating income
     (loss)................    33,779      11,153     19,216    (25,529)     18,527        51,973
  Gain on sale of rolling
     and fabrication
     businesses............        --          --         --     41,130       5,156         5,156
  Interest (expense)
     income, net...........    (2,058)     (3,066)    (2,204)    (3,535)      2,267       (44,670)
  Other income
     (expense)(5)..........        91         419        553       (789)      6,461         7,405
  Net gain (loss) on
     forward contracts.....    (6,670)     (6,837)    10,574     (5,368)      4,195         4,195
  Income tax expense.......    (8,902)       (601)   (10,202)      (628)    (11,301)       (7,586)
                             --------    --------   --------   --------    --------      --------
  Income from continuing
     operations............    16,240       1,068     17,937      5,281      25,305        16,473
  Net income before
     minority interest.....    16,504(6)    1,068     17,937      3,919(7)   25,305        16,473
  Minority interest, net of
     tax...................        --          --         --         --          --         2,205
                             --------    --------   --------   --------    --------      --------
  Net income...............  $ 16,504    $  1,068   $ 17,937   $  3,919    $ 25,305      $ 18,678
                             ========    ========   ========   ========    ========      ========

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
                                                                                           PRO FORMA
                                                        DECEMBER 31,                      DECEMBER 31,
                                     --------------------------------------------------   ------------
                                       1996       1997       1998     1999(1)   2000(2)     2000(3)
                                     --------   --------   --------   -------   -------   ------------
                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents........  $  5,913   $  5,847   $  5,826   $90,829   $32,962     $    988
  Property, plant and equipment,
     net...........................   176,135    198,341    227,320   105,158   184,526      552,156
  Total assets.....................   473,731    507,148    545,630   310,802   333,770      876,988
  Total debt.......................    24,356     58,950     89,389        --        --      332,169
  Total shareholders' equity.......   166,478    163,546    177,483   179,728   202,639      227,639
OTHER DATA:
  EBITDA(8)........................  $ 52,172   $ 28,649   $ 40,359   $ 5,492   $34,553     $112,221
  Capital expenditures(9)..........    20,561     39,967     44,259    22,983    17,631       20,659
  Depreciation and amortization....    18,009     18,427     19,685    18,749    14,395       58,152
  Interest (expense) income, net...    (2,058)    (3,066)    (2,204)   (3,535)    2,267      (44,670)
PRIMARY ALUMINUM SEGMENT DATA:
  Shipments (pounds in millions)...     486.0      481.3      496.5     485.8     581.6      1,040.8
  Average Century Aluminum realized
     price ($/lb.).................  $  0.745   $  0.770   $  0.705   $ 0.653   $ 0.737     $  0.744
  Average LME price ($/lb.)........     0.683      0.725      0.616     0.617     0.703        0.703
  Sales............................   361,858    370,477    350,277   317,370   428,597      773,981
  Gross profit (loss)..............    45,731     51,609     28,791   (17,232)   32,645       77,564
  Segment assets...................   157,671    166,603    181,383   303,992   327,131      870,349
  Expenditures for segment
     assets........................     9,715     10,703     19,132    14,737    17,631       20,659

---------------
(1) On September 21, 1999, we sold our aluminum rolling and fabrication businesses to Pechiney for $234.3 million and recorded pre-tax gains of $41.1 million in 1999 and $5.2 million in 2000. Accordingly, the operating data for 1999 and 2000 does not include results from the rolling and fabrication businesses after such date. Similarly, balance sheet data as of December 31, 1999 and 2000 does not include the assets and liabilities related to the rolling and fabrication businesses.

(2) On April 1, 2000, we purchased an additional 23% interest in the Mt. Holly facility from Xstrata, an affiliate of Glencore, increasing our ownership interest to 49.7%. Accordingly, the results of operations following that date reflect the increased production which resulted from that purchase.

(3) The pro forma consolidated statement of operations for the year ended December 31, 2000 gives pro forma effect to the following events, as if they were consummated on January 1, 2000:

     - our acquisition in April 2000 of an additional 23% ownership interest in the Mt. Holly facility; and

     - the NSA acquisition together with the related aluminum supply contract between us and Southwire, the financing transactions related to the acquisition, and other adjustments that management believes are directly related to the NSA acquisition and are factually supportable.

     See "Unaudited Pro Forma Consolidated Financial Data" in our current report on Form 8-K dated March 12, 2001.

     The pro forma consolidated balance sheet data gives effect to the NSA acquisition and related transactions as if they were consummated as of December 31, 2000.

(4) Cost of goods sold in 2000 has been reduced by $1.8 million for income realized from alumina sales.

(5) Included in other income for the year ended December 31, 2000 is approximately $6.1 million received in partial settlement of a claim of approximately $10.0 million with our insurance carrier for

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    property damage and business interruption losses resulting from an illegal strike at the Ravenswood facility in August 1999.

(6) Includes $0.3 million in income from discontinued operations, net of income taxes.

(7) Includes extraordinary item related to write-off of deferred bank fees of $1.4 million, net of income tax benefit of $0.8 million.

(8) EBITDA represents operating income (loss) plus depreciation and amortization plus or minus non-cash inventory write-downs and LIFO adjustments. Charges (credits) to cost of sales for LIFO adjustments were $0.4 million in 1996, $(0.9) million in 1997, $1.5 million in 1998, $12.3 million in 1999, $1.6 million in 2000 and $2.1 million in 2000 on a pro forma basis. EBITDA has been presented because we believe it is commonly used by investors to analyze operating performance and to determine a company's ability to take on additional indebtedness or service indebtedness. EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operations or any other measure of income or cash flow that is prepared as generally accepted accounting principles require, or as a measure of a company's profitability or liquidity. In addition, our definition of EBITDA may not be identical to similarly entitled measures used by other companies. See "Management's Discussion and Analysis of Financial Condition and
    Results of Operations" and the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2000.

(9) Capital expenditures prior to September 1999 include significant spending related to the rolling and fabrication businesses.